UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

May 2, 2005

GENESIS MICROCHIP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33477	77-0584301
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 Gold Street

Alviso, California 95002

(Address of principal executive offices, including zip code)

(408) 262-6599

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 2, 2005, the board of directors of Genesis Microchip Inc. (the “Registrant”) approved the “Genesis Executive Bonus Plan - Fiscal 2006,” a copy of which is filed hereto as Exhibit 10.1 (the “Bonus Plan”). The bonus amount to be paid to eligible executive officers pursuant to the Bonus Plan for service to the Registrant during its fiscal year 2006 will generally be based on the achievement of certain financial goals by the Registrant and individual objectives by the eligible executive officers, as well as the seniority of the positions of such executive officers with the Registrant. This description of the Bonus Plan is qualified by reference to the Bonus Plan which is filed hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	Genesis Executive Bonus Plan - Fiscal 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS MICROCHIP INC.

Date: May 6, 2005	By:	/s/ Michael Healy
	Name:	Michael Healy
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Genesis Executive Bonus Plan – Fiscal 2006